UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, Nalco Holding Company’s Board of Directors appointed Kathryn A. Mikells as Executive Vice President and Chief Financial Officer, such appointment to become effective after the conclusion of the merger of her current employer, but in no event later than December 31, 2010. Ms. Mikells succeeds Bradley J. Bell who announced his retirement earlier this year.

Ms. Mikells is currently Executive Vice President and Chief Financial Officer of United Airlines parent company, UAL Corporation. She was named as CFO in August 2008, and became Executive Vice President in July 2009. Prior to being named as CFO, Ms. Mikells served UAL as: Vice President of Investor Relations from 2007 to 2008, Vice President Financial Planning and Analysis from 2006 to 2007, Vice President and Treasurer from 2005 to 2006 and Vice President of Corporate Real Estate from 2003 to 2005.

Upon commencement of her employment with the Company, Ms. Mikells will receive a compensation package that includes a base salary of $600,000 per annum, an annual Management Incentive Plan cash award with a target of 75% of base salary and participation in stock awards under the Company’s Long Term Incentive Plan with an annual target award of 150% of base salary.

Ms. Mikells will also receive a one-time equity incentive grant with a value of $2,500,000, such grant having a vesting potential of 50% on the third anniversary of her commencement date and 50% on the fifth anniversary of her commencement date.

A press release announcing the retirement of Mr. Bell and the appointment of Ms. Mikells is attached hereto as Exhibit 99.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Press release of Nalco Holding Company dated September 29, 2010, regarding the appointment of Kathryn A. Mikells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: September 30, 2010